EXHIBIT (99)-2


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                             GIVE NAME AND SOCIAL SECURITY
                                                      NUMBER OF:
-------------------------------------------------------------------------------------------------------
 1.     Individual                                    The individual
-------------------------------------------------------------------------------------------------------
 2.     Two or more individuals (joint account)       The actual owner of the account or, if combined
                                                      funds, the first individual on the account (1)
-------------------------------------------------------------------------------------------------------
 3.     Custodian account of a minor (Uniform         The minor (2)
        Gift to Minors Act)
-------------------------------------------------------------------------------------------------------
 4.     a. The usual revocable savings trust          The grantor-trustee (1)
        (grantor is also trustee)
        b. So-called trust account that is not a      The actual owner (1)
        legal or valid trust under state law
-------------------------------------------------------------------------------------------------------
 5.     Sole proprietorship                           The owner (3)
-------------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                             GIVE NAME AND EMPLOYER
                                                      IDENTIFICATION NUMBER OF:
-------------------------------------------------------------------------------------------------------
 6.     Sole proprietorship                           The owner (3)
-------------------------------------------------------------------------------------------------------
 7.     A valid trust, estate, or pension trust       The legal entity (4)
-------------------------------------------------------------------------------------------------------
 8.     Corporate                                     The corporation
-------------------------------------------------------------------------------------------------------
 9.     Partnership                                   The partnership
-------------------------------------------------------------------------------------------------------
10.     Association, club, religious, charitable,     The organization
        educational or other tax-exempt
        organization
-------------------------------------------------------------------------------------------------------
11.     A broker or registered nominee                The broker or nominee
-------------------------------------------------------------------------------------------------------
12.     Account with the Department of                The public entity
        Agriculture in the name of a public entity
        (such as a state or local government,
        school district, or prison) that receives
          agricultural program payments
-------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number ("TIN") or you do not know your TIN, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

o    A corporation.

o    A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under section 403(b)(7).

o    The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o    An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the United States or a possession of the United States.

o    A real estate investment trust.

o    A common trust fund operated by a bank under section 584(a).

o    An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

o    An entity registered at all times under the Investment Company Act of 1940.

o    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

o    Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o    Payments made by certain foreign organizations.

o    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

o Payments of tax-exempt interest (including the exempt-interest dividends under section 852).

o    Payments described in section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free covenant bonds under section 1451.

o    Payments made by certain foreign organizations.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

ENTER YOUR TIN, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.


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

If you are a foreign person not subject to backup withholding, file with payer a completed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE

Section 6109 requires most recipients of dividend, interest, or other payments to give TINs to payers who must report the payments to the IRS. The IRS uses the TINs for identification purposes and to help verify the accuracy of tax reforms. Payers must be given the TINs whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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